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                                                                EXHIBIT 10.16


                           SECOND AMENDED AND RESTATED
                      BRIDGE LOAN AND CONSULTING AGREEMENT


      This Amended and Restated Bridge Loan And Consulting Agreement ("Second
Amended and Restated Agreement") is entered into on this    day of June, 1997,
and effective by and among Pacific Acquisition Group, Inc., a Colorado corporation ("PAG"), Legacy Brands, Inc., a California corporation ("Legacy"), formerly known as Greg Plunkett, Inc., and Capitol Bay Securities, Inc., a California corporation ("CBS"). PAG and Legacy are collectively referred to herein as the "Parties."

                                    RECITALS

      WHEREAS, pursuant to that certain Bridge Loan and Consulting Agreement (the "Agreement") executed by and between Legacy and PAG on December 20, 1995, as amended on May 15, 1996 ("Addendum No. 1"), PAG provided merchant banking and consulting services to Legacy in connection with arranging a private debt financing of Six Hundred Thousand Dollars ($600,000) in the form of promissory notes (the "Notes"), bearing interest at 15% per annum, and maturing one year from the issuance thereof (the "Offering"), and

      WHEREAS, Legacy is engaged in the marketing and distribution of premium branded frozen food products, and PAG is engaged in the business of providing merchant banking and consulting services to private emerging-growth stage companies ("Client Companies"), and

      WHEREAS, Legacy was in the process of filing a registration statement with the Securities and Exchange Commission on Form SB-2 relating to an underwritten initial public offering of 1,200,000 Shares of Common Stock and Redeemable Warrants in the aggregate amount of up to $6,600,000 ("IPO"), and

      WHEREAS, in recognition of the anticipated filing of the Underwritten Registration Statement, the Parties entered into the Amended and Restated Bridge Loan and Consulting Agreement (the "First Restated Agreement"), and

      WHEREAS, Legacy determined that it would neither be feasible nor practical to complete the IPO and on May _, 1997, terminated the services of the Underwriter retained in connection with the IPO, and

      WHEREAS, it is now the intention of Legacy to engage in a private placement of its securities to raise approximately $3.7 million (the "Private Placement") and to register its outstanding securities under the Securities Exchange Act of 1934 (the "1934 Act") on Form l0SB (the "1934 Act
Registration"), and CBS intends to act as a placement agent with respect to the Private Placement, and


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      WHEREAS, it is the intention of Legacy to use its best efforts to cause its shares to be traded on the electronic bulletin board or the NASDAQ Small Cap, and

        WHEREAS, the Parties now desire to restate the First Restated Agreement reflecting the revised offering price as a result of the change from the originally contemplated IPO to a Private Placement.

        NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Recitals and Restatement.

      1.1. The recitals set forth above are true, accurate and correct, and are fully incorporated herein by this reference.

      1.2. The First Restated Agreement is hereby amended and restated in its entirety to read as follows:

      Section 2. Services.

      2.1 PAG agrees to provide consulting services and financial assistance to Legacy in connection with the issuance of the Notes to be provided on an as-needed basis as determined by Legacy. The services will consist of the following:

               2.1.1 completion of a due diligence review of the internal business and financial operations and procedures of Legacy, and provision of advice and assistance in connection with the compliance of such operations and procedures with those generally acceptable to the relevant financial and business services community;

               2.1.2 advice and assistance in connection with financial public relations, shareholder relations and related services;

               2.1.3 advice and assistance in connection with the preparation and structure of the Offering;

               2.1.4 advice and assistance in connection with the retention of and communications with other professionals, including legal counsel, accountants and auditors, and escrow and transfer agents;

               2.1.5 advice and assistance in connection with the issuance of the Notes, including providing introductions to existing clients of PAG and other potential investors for the purpose of investment in the Notes. In connection with the issuance of the Notes, Legacy shall pay



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Broker Dealer firms, licensed by the National Association of Securities Dealers, a commission and due diligence fees totaling fifteen percent (15%) on the sale of Notes; and

               2.1.6 PAG agrees to guarantee the payment of all principal and accrued interest on the Notes (the "Guarantee") in the form of shares of its Series B Convertible Preferred Stock ("PAG Stock") upon an event of default by Legacy (as defined in the Notes). In the event of a default, the holders of the Notes (the "Holders") will receive one share of PAG Stock per $6.50 of principal amount of Notes in default, subject to (i) the agreement of each Holder exercising such Guarantee to assign all its right, title and interest in the Note(s) held by it to PAG, and (ii) the exhaustion of all collection efforts against Legacy, including foreclosure on any liens or security interests provided to Holders. The terms of the Guarantee are more completely described in the form of Guarantee attached hereto as Exhibit A, which terms are incorporated herein by reference.

        2.2 The Parties understand and agree that the services to be provided by PAG, as described herein, are not intended to include any activity by PAG to effect the purchase or sale of the Notes, other than the introduction of Legacy to NASD member Broker Dealer firms.

        2.3 The Parties further understand and agree that Legacy may be required to employ additional professionals in connection with the Offering and may incur additional expenses in connection therewith, including, without limitation, selling commissions and fees, escrow and transfer agent fees. The Parties agree that additional reasonable professional fees and reasonable out-of-pocket expenses shall be borne by Legacy and are not included in the Bridge Loan and Consulting Fees described in Section 3 hereof. The Parties also understand and agree that this Second Amended and Restated Agreement does not contemplate the offer, placement or sale of securities of Legacy by PAG to its investor clients.

Section 3. Compensation; Registration Rights.

               3.1 For services rendered by PAG under this Agreement, Legacy agrees to issue that number of shares of Common Stock to PAG or pursuant to its instructions that shall have a market value of approximately $1,300,000 as determined pursuant to the provisions herein

               3.1.1 PAG has been issued a total of 190,000 shares in partial consideration for the services render pursuant hereto ("Initial Holdings");

               3.1.2 At the expiration of twelve (12) months from the date upon which the Common Stock shall have commenced trading on the electronic bulletin board or the NASDAQ Small Cap (such period shall be the Valuation Period"), a valuation shall be made with respect to the Initial Holdings which valuation (the "Initial Valuation") shall be based upon the highest average closing price for shares of Common Stock for any consecutive ten (10) days in which the Common Stock shall have traded. In the event that the Initial Valuation shall be less than


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$1,300,000 then additional shares (the "Additional Shares") shall be issuable in accordance with the following schedule based upon trading prices of the Common Stock as indicated:

10 Day Average             $3.00 or     $3.01 to   $4.01 to   $5.01 to     $6.01 to    $7.01 or
Trading Price Per Share    Less         $4.00      $5.00      $6.00        $7.00       Above
-----------------------   ----------  ----------  ----------  ----------   ----------  ----------
Assumed Value of            $570,000  $  665,000  $  855,000   $1,045,000   $1,235,000  $1,425,000
Initial Holdings

Additional Shares
Issuable

                200,000     $600,000

                181,500               $  635,250

                 99,000                           $  455,500

                 46,400                                         $255,200

                 10,000                                                       $65,000

                      0                                                                         0

Total Valuation           $1,170,000  $1,300,250  $1,300,500  $1,300,200   $1,300,000  $1,425,000
                          ----------  ----------  ----------  ----------   ----------  ----------
Total Shares Held            390,000     371,500     289,000     236,400      200,000     190,000
                          ==========  ==========  ==========  ==========   ==========  ==========

        The following is by way of example: In the event that the highest 10 day average trading price per share shall have been $3.25, then an additional 181,500 shares shall be issuable. The maximum number of additional shares which shall be issuable shall be 200,000.

               3.1.3 Such Additional Shares shall be issued within five (5) business days of the expiration of the Valuation Period and when issued, shall be deemed to be validly issued, fully paid and non-assessable. It is understood that approximately _________________ shares of such Initial Holdings are being held by PAG for the account of PAG shareholders (the "Shareholder Shares"). The remaining _________ shares are for the account of PAG or its directors, officers or employees (the "Company Shares") (the Shareholder Shares and the Company Shares shall sometimes collectively be referred to as the "PAG Shares"). PAG hereby disclaims beneficial ownership of the Shareholder Shares.

        3.2 Legacy shall reimburse PAG for all reasonable and necessary offering expenses, marketing expenses, and materials costs directly incurred by it in performing the services described hereunder, including, but not limited to, travel, lodging, meals, telephone, postage, and bonding. PAG hereby acknowledges that all amounts payable to it pursuant to the provisions hereof have been received and Legacy has no further payment obligations.


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        3.3 Piggyback Registration Rights. For the purposes of this Section
3.3, references to PAG or shares held by PAG shall mean and refer to Shareholder Shares and Company Shares as such terms are defined and used in Section 3.1.3 herein.

               3.3.1 Inclusion in Registration Statement If, at any time during the Term, as defined in Section ? below, Legacy intends to file a registration statement with the Securities and Exchange Commission (other than registrations filed on Form S-8 or on Form S-4, or any similar or successor forms then in effect under the 1933 Act) (collectively referred to as a "Registration Statement") to register any of its securities pursuant to the 1933 Act, whether or not for its own account (the "Registration"), then Legacy shall provide written notice to PAG of its intention to do so. (PAG's rights under this Section 3.3.1 are hereinafter referred to as "Piggyback Registration Rights.") Upon the written request of PAG, made within ten (10) days of receipt of such notice, and subject to the provisions set forth herein, Legacy shall include the PAG Shares in the Registration Statement. Legacy shall keep such Registration Statement effective for a minimum of sixty (60) days and shall comply with all federal and state laws or regulations necessary for PAG to effect a sale or disposition during such period.

               3.3.2 Limitations on Amount of PAG Shares to be Included Legacy shall be obligated to include the PAG Shares, or any part thereof, in a Registration Statement, only if the Underwriter, as herein defined, determines, in its sole discretion, that the inclusion of such PAG Shares and the shares of any other holder of shares, excluding Legacy (collectively referred to as the "Non-Legacy Shares"), intended to be included in such Registration Statement will not have a material adverse affect on a current or proposed offering of Legacy (the "Public Offering"). To the extent the Underwriter shall determine not to include some or all of the PAG Shares, such exclusion shall only be on a pro-rata basis among all of the holders of the Non-Legacy Shares according to the number of shares sought to be included in the Public Offering. To the extent that any PAG Shares shall not have been included in such Public Offering, then the Piggyback Registration Rights shall continue to be in force and effect as to such portion of the PAG Shares which has not been registered. PAG shall not be entitled to more than one Piggyback Registration in any one fiscal year of Legacy. For the purposes of this Agreement, the term "the Underwriter," shall include the representative or representatives of the Underwriters in any proposed Public Offering and any other investment banker or placement agent with which Legacy has or may have a contractual relationship from time to time.

               3.3.3 Information and Documents In the event Legacy shall be required by the provisions of this Section ? to effect the registration of the PAG Shares, PAG shall furnish, in writing, such information as is requested by Legacy or the Underwriter or their representatives, including their legal counsel and accountants, for inclusion in the Registration Statement relating to such Public Offering and such other information and documentation as Legacy shall reasonably request. In addition, PAG shall execute and deliver such agreements, certifications and other documents, including, without limitation, selling shareholder instructions, powers-of-attorney, and custody agreements, as Legacy or Underwriter may reasonably request. Legacy's obligation to


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register the PAG Shares shall be subject to the fulfilment of the duty of PAG to cooperate fully with Legacy and the Underwriter and their representatives in the preparation of the Registration Statement covering the PAG Shares and to otherwise not be in default of any provisions of this Agreement.

               3.3.4 Expenses All expenses incurred in connection with any Registration under this Section ?, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any audits incident to or required by any such registration are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to any offer and sale of securities herein are called "Selling Expenses." Legacy will pay all Registration Expenses attributable to the PAG Shares in connection with any Registration pursuant to this Section 3.3.4. All Selling Expenses in connection with any registration pursuant to this Section 3.3.4 shall be borne by Legacy and PAG, pro rata as the shares registered thereby being sold or registered by each of them bears to the total number of shares being registered. PAG shall bear the fees and costs of his own counsel. Notwithstanding the foregoing provisions of this Section ?, PAG shall pay for all Registration and Selling Expenses which applicable state securities or other regulatory agencies (whether governmental or otherwise) require to be paid by persons selling shares in the Public Offering as a condition to qualification or registration of the securities being sold or registered.

               3.3.5 Prospectus Delivery PAG shall comply with the prospectus delivery requirements of applicable federal or state securities laws in connection with any registration. If any prospectus becomes outdated, inaccurate, or misleading, PAG shall cease using all such prospectuses upon notice thereof from Legacy and shall return all copies of such prospectuses under PAG's control to Legacy.

               3.3.6 No Registration Required Legacy shall not be required to effect a registration under this Section 3.3.6 if PAG would otherwise be able to sell, in its entirety on the day following the receipt by PAG of the Notice under Section 3.3. 1, without registration, the number of shares sought to be registered at the time of the registration, pursuant to Rule 144 promulgated by the Securities and Exchange Commission as then in effect or pursuant to any other exemption from the registration provisions of the 1933 Act then available to PAG (collectively referred to as "Rule 144"), so long as the purchaser thereof shall acquire shares that are not subject to any restriction on resale as may otherwise be imposed pursuant to Rule 144.

               3.3.7 Termination of Rights Legacy's obligations to register PAG Shares pursuant to this Section ? shall cease and terminate as to the PAG Shares upon the occurrence of the earlier of the following: (i) the termination of this Agreement according to its terms; (ii) at any time the PAG Shares become freely transferable without registration under the 1933 Act, in the opinion of PAG's counsel, which counsel shall be experienced in the matters which are the subject of such counsel's opinion and retained at PAG's sole cost and expense; or iii) twenty four (24) months from the effective date of any such Registration Statement (the "Closing").


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               3.3.8 "Lock-Up" Agreement Except as shall be provided in Section
3.3.6, PAG shall not sell or otherwise transfer or dispose of any PAG Shares or any other shares of Common Stock acquired or otherwise held by it during the Term as set forth in Section 5 (in the aggregate referred to as the "PAG Holdings"), for such period as is determined by any Underwriter in connection with any offering of securities by Legacy, whether public or in a private placement (the "Lock-Up"). In connection with the Private Placement referenced in the Recitals hereto, PAG hereby agrees to execute an agreement with the Underwriter (Placement Agent) therein providing that it shall not sell, pledge, hypothecate, transfer or in any other manner dispose of the PAG Shares, or agree to do any of the foregoing (collectively referred to as a "Transfer") for a period of thirteen months from the date of the Closing, (the "Lock-Up Period") except as provided in Section 3.3.6. PAG shall seek the written consent of the Underwriter to transfer, convey or assign any equity securities of Legacy during the Lock-Up Period. PAG shall surrender any and all certificates representing shares of the Common Stock which are subject to the provisions of Section 3.3.8 and 3.3.9 hereof to enable Legacy or its transfer agent to place thereon an appropriate legend reflecting the restrictions contained herein.

               3.3.9 The Right of First Refusal

                      3.3.9.1 Term of Right of First Refusal PAG hereby grants to CBS a right of first refusal ("First Refusal Right") to acquire any PAG Shares applicable to any Transfer transaction entered into by PAG for a period commencing on the Closing and continuing for a period ending on the earlier of:
i) twenty four (24) months from the Closing; or ii) such time as all of the PAG Holdings shall otherwise have been disposed of in compliance with the limitations and restrictions contained in this Agreement.

                      3.3.9.2 Time for Notice and Exercise PAG shall provide notice, in writing, to CBS or its designed nominee, with a copy to Legacy at such time as he wishes to consummate a Transfer with a bona fide purchaser for value (as such terms are used in the California Commercial Code), which party is unrelated and unaffiliated (as such terms are used in Section 16 of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder) with or to PAG (the "Transfer Notice"). In the event such Transfer Notice shall set forth all of the terms and conditions of the proposed Transfer, including, but not limited to, the name and addresses) of the proposed Transferee, the consideration to be provided, and the time when the Transfer will be completed. Any documents relating to such Transfer shall also be provided as a part of the Transfer Notice. The Transfer Notice shall be deemed to have been delivered until such time as all constituent documents and required information have been provided. CBS or its designated nominee shall have a period of five (5) business days from the date that a complete Transfer Notice shall have been provided ("Acceptance Period") in order to accept such proposed Transfer by providing to PAG, notice of acceptance, in writing ("Acceptance Notice"). Such Acceptance Notice shall constitute an irrevocable acceptance of the Transfer to be completed by CBS on the terms and conditions set forth in the Transfer Notice. In the event that CBS shall not have delivered its Acceptance Notice to PAG within the Acceptance Period, PAG may complete the Transfer. In the event that PAG shall fail to complete the Transfer on the same terms and conditions as set forth in

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the Transfer Notice for any reason, then the Transfer shall be deemed to have been terminated and the First Refusal Right with respect to such PAG Shares shall be deemed reinstated and in full force and effect.

                             3.3.9.2.1  In the event that the proposed Transfer
shall be a transaction pursuant to Rule 144, (Rule 144 Transaction") the notice required to be filed and delivered pursuant thereto, shall be deemed to be the Transfer Notice.

                             3.3.9.2.2  In the event that the proposed Transfer
shall be in the form of a transaction whereby the PAG Shares shall be pledged, hypothecated or in any other manner subject to or held as security for the performance of the obligations of PAG, the secured party in such transaction shall be notified of the First Refusal Right provided herein and such secured party shall be subject to the provisions thereof including, but not limited to the obligation to provide a Transfer Notice prior to any disposition of any PAG Shares in satisfaction of any obligation secured thereby.

Section 4. Agents and Assistants. To the extent reasonably necessary to enable PAG to perform its duties as set forth herein, PAG shall be authorized to engage the services of any agent that it deems proper, and may further employ, engage, or retain the services of such other persons or organizations to aid or assist it in the proper performance of its duties. The costs of the services of such agents or assistants shall be included in the Compensation described in Section 3 herein, unless otherwise specifically authorized by Legacy in writing. PAG acknowledges that no further agents or assistants shall be engaged and that the costs for the services of all such agents or assistants have been paid as required and there are no further amounts due.

Section 5. Duration. The term of this Second Amended and Restated Agreement shall commence upon the date of the Agreement (December 20, 1995) and shall extend for a period of twelve (12) months from such date with respect to the provisions of the following Sections of this Second Amended and Restated
Agreement: 2. 1. 1 through 2.1.5; 2.2; 2.3; 3.2; 4; 6; 11 and 12; and for such period as set forth with respect to the obligations under Section 2.1.6. With respect to all other provisions hereof, the term shall continue for a period of twenty four (24) months from the date of the Closing (such latter one year period shall be referred to as the "Term").

Section 6. No Guarantee. The Parties agree that nothing in this Second Amended and Restated Agreement may be construed as a promise or guarantee about the outcome of any offering or sale of securities or placement of the Notes by Legacy. Any comments made by PAG concerning any of the matters contemplated herein are expressions of opinion only.

Section 7. Confidential/Proprietary Information. PAG agrees that it will not disclose and will hold in confidence any and all documents, proprietary information and other matters owned by Legacy and brought to PAG's attention (collectively the "Information") by Legacy during the course of this Second Amended and Restated Agreement, whether in written or oral form. Without the prior written consent of Legacy, PAG agrees not to use the Information for any


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purpose other than the performance of the Services performed directly for
Legacy, or to disclose the information to any third party, other than its agents described in Section 3 hereof. PAG, however, shall not be so restricted where
(i) Information is now or becomes public through no fault of PAG, or (ii) PAG already had Information in its possession from its business dealings prior to the date of this Second Amended and Restated Agreement, or (iii) PAG received Information from a third party on a non-confidential basis and not derived from Company.

Section 8. Notices. All notices and other communications required or permitted under this Second Amended and Restated Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the following addresses:

        Legacy:

        Thomas E. Kees
        President and Chief Executive Officer
        Legacy Brands, Inc.
        2200-B Douglas Boulevard, Suite 130
        Roseville, California 95661

        PAG:

        James E. Hock, Jr.
        Pacific Acquisition Group, Inc.
        21800 Burbank Blvd., Third Floor
        Woodland Hills, CA 91367

        CBS

        Stephen C. Kircher
        President and Chief Executive Officer
        Capitol Bay Securities, Inc.
        2200-B Douglas Boulevard, Suite 130
        Roseville, California 95661

or any other address as any party may, from time to time, designate by notice given in compliance with this section.

Section 9. Assignment. Neither this Second Amended and Restated Agreement nor any duties or obligations hereunder shall be assigned by PAG without the prior written consent of Legacy, although PAG may delegate duties as contemplated in Paragraph 3 hereof. In the event of an assignment by PAG, consented to by Legacy, the assignee or his legal representative shall agree in writing with Legacy to personally assume, perform, and be bound by the obligations and agreements; contained herein.

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Section 10. Indemnification.

        10.1 Legacy agrees to indemnify and hold PAG and its partners, officers, directors, employees., agents and affiliates harmless from and against any and all loss, claim, damage, liability and expense (including without limitation, costs of investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding, or any claim asserted), to which PAG may become subject under the United States securities laws or any applicable statute or regulation of any jurisdiction, or at common law, or otherwise, insofar as such loss, claim, damage, liability or expense arises from, or is based upon, in whole or in part: (i) a material breach of Sections 2.1.1 through 2.1.5 of this Second Amended and Restated Agreement by Legacy, (ii) an untrue statement of a material fact or omission to state a material fact, or allegation of an untrue statement of a material fact or omission to state a material fact, by Legacy in any documents or information provided to PAG or prepared by PAG and approved by Legacy in connection with services to be provided by PAG as described therein, which was necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, to the extent such breach, untrue statement or omission is a cause of the loss, claim, damage, liability or expense.

        10.2 PAG agrees to indemnify and hold Legacy and its partners, officers, directors, employees., agents and affiliates harmless from and against any and all loss, claim, damage, liability and expense (including without limitation, costs of investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Legacy may become subject under the United States securities laws or any applicable statute or regulation of any jurisdiction, or at common law, or otherwise, insofar as such loss, claim, damage, liability or expense arises from, or is based upon, in whole or in part: (i) a material breach of Sections 2.1.1 through 2.1.5 of this Second Amended and Restated Agreement by PAG, (ii) any untrue statement of a material fact or omission to state a material fact, or allegation of an untrue statement of a material fact or omission to state a material fact, by PAG in any documents or information provided to Investors in connection with services to be provided by PAG as described therein, which was necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, to the extent such breach, untrue statement or omission is a cause of the loss, claim, damage, liability or expense.

        10.3 The rights to indemnification set forth herein shall expire one year from the date of the services to be provided under Sections 2.1.1 through
2.1.5 of this Second Amended and Restated Agreement.

Section 11 Noncircumvention. PAG may from time to time introduce potential investors, Broker Dealer Firms and sales agents (collectively referred to as "Investors") to Legacy. Legacy covenants not to circumvent PAG, either directly or indirectly, with respect to any Investor introduced to Legacy by PAG, or registered in writing by PAG with Legacy, including but not limited to soliciting the Investors' services or investment capital directly or indirectly, under the


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circumstances, without the prior written consent of PAG for a period of two (2)
years from the date of such introduction, which period is hereby agreed by the Parties to expire December 20, 1997.

Section 12. Equitable Relief. The Parties agree that money damages may not be a sufficient remedy for breach of the noncircumvention, confidentiality and other obligations of Section 11 of this Second Amended and Restated Agreement. Accordingly, in addition to all other remedies that either party may have, each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of the noncircumvention, confidentiality and other obligations of this Second Amended and Restated Agreement. The defaulting party agrees to waive any requirement for a bond in connection with any such injunctive or other equitable relief.

Section 13. Attorney Fees. In the event of any arbitration, litigation or proceeding of any kind, between the parties to declare or enforce any provision of this Second Amended and Restated Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties, in addition to any other recovery and costs, reasonable attorney fees incurred in such litigation, in both the trial and in all appellate courts.

Section 14. Law Governing. This Second Amended and Restated Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 15. Computation of Time. In computing any period of time pursuant to this Second Amended and Restated Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section 16. Entire Agreement. This Second Amended and Restated Agreement, including exhibits hereto, contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Second Amended and Restated Agreement, including, but not by way of limitation the Agreement and Addendum No. 1.

Section 17. Agreement Binding. This Second Amended and Restated Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 18. Arbitration. If at any time during the term of this Second Amended and Restated Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Second Amended and Restated Agreement, and the meaning and construction hereof, every such dispute, difference. and disagreement shall be referred to a single arbiter agreed upon by the parties, or


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if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

Section 19. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Second Amended and Restated Agreement.

Section 20. Counterparts. This Second Amended and Restated Agreement may be executed in several counterparts, all of which taken together shall constitute one and the same agreement, binding on all Parties hereto even though all Parties are not signatories to the original or the same Counterpart.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


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        IN WITNESS WHEREOF, the Parties have executed this Second Amended and
Restated Agreement as of the first written above.

PACIFIC ACQUISITION GROUP, INC.,
a Colorado corporation

/s/ JAMES E. HOCK, JR.
---------------------------------------------
        James E. Hock, Jr.
        President, Chief Executive Officer

LEGACY BRANDS, INC.,
a California corporation


/s/ THOMAS E. KEES
---------------------------------------------
        Thomas E. Kees
        President, Chief Executive Officer


CAPITOL BAY SECURITIES, INC.,
A California corporation
As to Sections 3.3.8, 3.3.9 and 13 through 20


/s/ STEPHEN C. KIRCHER
---------------------------------------------
        Stephen C. Kircher
        President, Chief Executive Officer


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